Exhibit 10.1
AMENDMENT NO. 5 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”), entered into as of November 3, 2014, is entered into by and between ServiceSource International, Inc., a Delaware corporation (the “Borrower”), and JPMorgan Chase Bank, N.A., as Lender (the “Lender”).
W I T N E S S E T H:
WHEREAS, the Borrower and Lender are parties to that certain Credit Agreement dated as of July 5, 2012, as modified pursuant to that certain Letter Agreement dated as of June 18, 2013 by and between the Borrower and the Lender and as amended pursuant to that certain Amendment No. 1 to Credit Agreement dated as of June 30, 2013 by and between the Borrower and the Lender, that certain Amendment No. 2 to Credit Agreement dated as of August 6, 2013 by and between the Borrower and the Lender, that certain Amendment No. 3 to Credit Agreement dated as of January 21, 2014 by and between the Borrower and the Lender, that certain Amendment No. 4 to Credit Agreement dated May 5, 2014 by and between the Borrower and Lender, that certain Waiver dated as of August 1, 2014 by and between Borrower and Lender, and that certain Waiver dated as of October 29, 2014 by and between Borrower and Lender (as modified and amended, the “Credit Agreement”), pursuant to which Lender has agreed to make certain loans and to extend credit to the Borrower upon the terms and subject to the conditions set forth therein; and
WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement in order to, among other things, delete the Consolidated Funded Debt to EBITDA Ratio covenant, add a minimum EBITDA covenant, and amend the definition of EBITDA, upon the terms and subject to the conditions set forth below.
NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto hereby agree as follows:
1.Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement.

2.Amendment to the Credit Agreement. Effective as of the Amendment No. 5 Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a)	All references to the Credit Agreement in the Credit Agreement and in any of the Loan Documents shall refer to the Credit Agreement as amended hereby.

(b)	The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Amendment No. 5” means that certain Amendment No. 5 to Credit Agreement dated November 3, 2014 by and between the Borrower and Lender.
“Amendment No. 5 Effective Date” shall have the meaning set forth in Section 3 of Amendment No. 5.

(c)	The definitions of “Consolidated Funded Debt” and “Consolidated Funded Debt to EBITDA Ratio” set forth in Section 1.01 of the Credit Agreement shall be deleted in their entirety.

(d)
The definition of “EBITDA” set forth in Section 1.01 of the Credit Agreement shall be amended as follows: the “and” immediately preceding “(vii)” shall be deleted and the following shall be added immediately preceding “minus”: “(viii) non-recurring, cash restructuring charges incurred by the Borrower during the period from July 1, 2014 through June 30, 2015 in connection with personnel reductions in an aggregate amount not to exceed $5,000,000, and (ix) any goodwill impairment expenses incurred by the Borrower during the period from July 1, 2014 through June 30, 2015,”

(e)	Section 7.01(a) of the Credit Agreement shall be replaced in its entirety to read as follows:
“(a) EBITDA of greater than or equal to (a) $(19,000,000) as measured on a trailing three month basis for the period ending September 30, 2014, (b) $(30,000,000) as measured on a trailing six month basis for the period ending December 31, 2014, (c) $(39,000,000) as measured on a trailing nine month basis for the period ending March 31, 2015, and (d) $(47,000,000) as measured on a trailing twelve month basis for the period ending June 30, 2015.”

3.Conditions: Notwithstanding the foregoing, this Amendment shall not become effective unless and until such date (the “Amendment No. 5 Effective Date”) as the following conditions are satisfied:

(a)	The Lender shall have received a fully-executed copy of this Amendment; and

(b)	The Lender shall have received a fully-executed copy of the Consent and Acknowledgement of the Guarantors, in the form attached to this Amendment; and

(c)	The Lender shall have received such other documents as the Lender or its counsel may reasonably request.

4.Representations and Warranties. Borrower repeats and reaffirms the representations and warranties set forth in Article V of the Credit Agreement, except to the extent that such representations and warranties relate solely to an earlier date. Borrower also represents and warrants that the execution, delivery and performance of this Amendment, and the documents required herein, are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) violate any provision of the articles of incorporation or by-laws of Borrower or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or any subsidiary; (iii) require the consent or approval of, or filing a registration with, any governmental body, agency or authority; or (iv) result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of Borrower or any subsidiary pursuant to, any indenture or other agreement or instrument under which Borrower or any subsidiary is a party or by which it or its properties may be bound or affected. This Amendment constitutes legal, valid and binding obligations of Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors’ rights generally.

5.Obligations Enforceable, Etc. Borrower acknowledges and agrees that its obligations under the Credit Agreement are not subject to any offset, defense or counterclaim assertable by Borrower and that the Credit Agreement and the Loan Documents are valid, binding and fully enforceable according to their respective terms. Except as expressly provided above, the Credit Agreement and the Loan Documents shall remain in full force and effect, and this Amendment shall not release, discharge or satisfy any present or future debts, obligations or liabilities to the Lender of Borrower or of any debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of Borrower, or any security interest, lien or other collateral or security for any of such debts, obligations or liabilities of Borrower or such debtors, guarantors, or other persons or entities, or waive any default, and the Lender expressly reserves all of its rights and remedies with respect to Borrower and all such debtors, guarantors or other persons or entities, and all such security interests, liens and other collateral and security. This is an amendment and not a novation. Without limiting the generality of the foregoing, all present and future debts, obligations and liabilities of Borrower under the Credit Agreement, as amended, are and shall continue to be secured by the Pledge and Security Agreement and the Intellectual Property Security Agreement given by the Borrower, and shall continue to be guaranteed by the Guaranties (which Guaranties are secured by the Pledge and Security Agreement given by the Guarantors and the Intellectual Property Security Agreement given by Scout).

6.Fees and Expenses. As contemplated by Section 9.01(a) of the Credit Agreement, Borrower shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Lender in connection with the preparation, execution and delivery of this Amendment. Borrower further acknowledges and agrees that, pursuant to and on the terms set forth in such Section 9.01(a), Borrower is and shall be responsible for the payment of other fees, expenses, costs and charges arising under or relating to the Loan Agreement, as amended hereby, and the Loan Documents, as set forth in such Section 9.01(a).

7.Entire Agreement. This Amendment and the other documents referred to herein contain the entire agreement between the Borrower and the Lender with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon the Lender unless clearly expressed in this Amendment or in the other documents referred to herein.

8.Miscellaneous. The provisions of this Amendment shall inure to the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Amendment and the making of the loans under the Credit Agreement, as so amended. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this Amendment.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
SERVICESOURCE INTERNATIONAL, INC.

By: /s/SIMON BIDDISCOMBE
Name: SIMON BIDDISCOMBE
Title: CFO

JPMORGAN CHASE BANK, N.A.

By: /s/JEFFREY A. DEROSA
Name: JEFFREY A. DEROSA
Title: SVP

CONSENT AND ACKNOWLEDGMENT OF GUARANTORS
The undersigned Guarantors hereby consent to the foregoing Amendment No. 5 to Credit Agreement. ServiceSource Delaware, Inc. agrees that its Guaranty dated as of July 5, 2012, in favor of the Lender, and all collateral and security therefor, shall remain in full force and effect notwithstanding the amendments made above; and Scout Analytics, Inc. agrees that its Guaranty dated as of January 21, 2014, in favor of the Lender, and all collateral and security therefor, shall remain in full force and effect notwithstanding the amendments made above.
Dated: November 3, 2014.
SERVICESOURCE DELAWARE, Inc.

/S/SIMON BIDDISCOMBE
By: SIMON BIDDISCOMBE
Title: CFO

SCOUT ANALYTICS, Inc.

/S/SIMON BIDDISCOMBE
By: SIMON BIDDISCOMBE
Title: CFO